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Exhibit 10.58

JAZZ SEMICONDUCTOR, INC.
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

1.1    Purpose and Scope

        The purpose of the Jazz Semiconductor, Inc. Employee Stock Purchase Plan is to assist employees of Jazz Semiconductor, Inc. and its subsidiaries in acquiring stock ownership in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

1.2    Administration of Plan

        The Plan shall be administered by the Committee. The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan consistent with the qualification of the Plan under Section 423 of the Code, and the Committee also is authorized to change the Option Periods, Offering Periods, Offering Dates and Exercise Dates under the Plan by providing written notice to all Employees at least fifteen (15) days prior to the date following which such changes will take effect. The Committee may delegate administrative tasks under the Plan to one or more Officers of the Company. The Committee's interpretation and decisions in respect to the Plan shall be final and conclusive, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

ARTICLE II.

DEFINITIONS

        Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1    "Board" shall mean the Board of Directors of the Company.

2.2    "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.3    "Committee" shall mean the Compensation Committee of the Board, which Committee shall administer the Plan as provided in Section 1.2 above.

2.4    "Common Stock" shall mean shares of common stock of the Company.

2.5    "Company" shall mean Jazz Semiconductor, Inc.

2.6    "Compensation" shall mean the base salary, bonuses, overtime and commissions paid to an Employee by the Company or a Subsidiary in accordance with established payroll procedures.

2.7    "Effective Date" shall mean the date on which the Company's registration statement on Form S-8 is filed with respect to the Plan and becomes effective.

2.8    "Eligible Employee" shall mean an Employee who (a) is customarily scheduled to work at least twenty (20) hours per week and (b) whose customary employment is more than five (5) months in a calendar year.

2.9    "Employee" shall mean any employee of the Company or a Subsidiary classified as an employee of the Company, as evidenced by the Company withholding employment and federal income taxes from such person's compensation, regardless of whether such person is later deemed to be a common law employee.

2.10    "Exercise Date" shall mean June 30 and December 31, subject to adjustment consistent with Section 4.1.

2.11    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

2.12    "Fair Market Value" of a share of Common Stock as of a given date shall mean (i) the closing price of the sale of Common Stock on the Nasdaq National Market System ("Nasdaq") as of 4:00 P.M., New York time on such date or, if such date is not a trading date, on the immediately preceding trading date, or (ii) if Common Stock is not quoted on Nasdaq, the fair market value of a share of Common Stock as established by the Committee acting in good faith.

2.13    "Offering Date" shall mean each January 1 and July 1, subject to adjustment consistent with Section 4.1; provided, however, that the first Offering Date under the Plan shall be on the Effective Date.

2.14    "Offering Period" shall have the meaning set forth in Section 4.1.

2.15    "Officer" shall mean an employee of the Company who is either an executive officer or member of the management of the Company.

2.16    "Option Period" shall mean a six-month period beginning on an Offering Date and ending on the next succeeding Exercise Date.

2.17    "Option Price" shall mean the purchase price of a share of Common Stock hereunder as provided in Section 5.1 below.

2.18    "Participant" shall mean any Eligible Employee who elects to participate.

2.19    "Plan" shall mean this Jazz Semiconductor, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

2.20    "Plan Account" shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

2.21    "Subsidiary" shall mean any corporation of which the Company or a Subsidiary owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in the corporation.

ARTICLE III.

PARTICIPATION

3.1    Eligibility

        An Eligible Employee may participate in the Plan if immediately after the applicable Offering Date, that Employee would not be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

3.2    Election to Participate; Payroll Deductions

        (a)   Each Eligible Employee who is employed by the Company or a Subsidiary on the calendar day immediately preceding the Effective Date shall automatically become a Participant in the Plan with respect to the first Offering Period. Each such Participant shall be granted an option to purchase shares of Common Stock and shall be enrolled in such first Offering Period to the extent of ten percent (10%) of his or her Compensation for the pay days during the first Offering Period (or, if less, the maximum amount of contributions permitted to be made by such Participant for such Offering Period by payroll deduction under the terms of this Plan). Participants wishing to purchase shares of Common Stock during the first Offering Period shall do so by making a lump sum cash payment to the Company not later than ten (10) calendar days before each Exercise Date of such Offering Period, and each such payment may be made in an amount not exceeding ten percent (10%) of such Participant's Compensation for the pay days occurring during such Offering Period and occurring prior to such lump sum payment; provided, however, that such Participant shall not be required to make such lump sum cash payments, or exercise all or any portion of such option to purchase shares of Common Stock by making such lump sum payments. Following the Effective Date, each such Participant may, during the period designated from time to time by the Committee for such purpose, elect to make such contributions (or a lesser amount of contributions) for the first Offering Period by payroll deductions in accordance with this Section 3.2, in lieu of making contributions in such lump sum cash payments under this subsection (a), or may elect to make no contributions for such Offering Period; provided, however, that, to make contributions by payroll deductions, such Participant must complete the form of payroll deduction authorization provided by the Company for the first Offering Period under this Plan. If (i) during such Offering Period, a Participant elects to make contributions by payroll deduction, or elects to make no contributions for such Offering Period, or (ii) on or prior to the tenth (10th) calendar day before the last Exercise Date of such Offering Period, such Participant fails to make any lump sum cash payment, such Participant shall be deemed to have elected not to make contributions by lump sum payment with respect to such first Offering Period. A Participant may not make contributions by lump sum payment for any Offering Period other than the first Offering Period.

        (b)   Following the first Offering Period, an Eligible Employee may participate in the Plan only by means of payroll deduction. Following the first Offering Period, an Eligible Employee may elect to participate in the Plan during an Offering Period by delivering to the Company a written payroll deduction authorization on a form prescribed by the Company prior to the applicable Offering Date.

        (c)   Each person who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the first Offering Date on which an Option Period commences will be eligible to become a Participant in the Plan on the first Offering Date of the first Option Period following the day on which such person becomes an Eligible Employee. Such person may become a Participant in the Plan by delivering to the Company a written payroll deduction authorization on a form prescribed by the Company prior to any subsequent Offering Date during the Offering Period in which such person becomes an Eligible Employee. An individual who becomes an Eligible Employee after the Offering Date on which an Option Period commences, may elect to participate in the Plan on any subsequent Offering Date provided such Eligible Employee is still an Eligible Employee on such date.

        (d)   A Participant shall automatically participate in the next Option Period commencing immediately after the Exercise Date of each Option Period provided that such Participant remains an Eligible Employee on the Offering Date of the new Option Period and has not withdrawn from the Plan pursuant to Section 7.1. A Participant who automatically participates in a subsequent Option Period, as provided in this Section, is not required to deliver an additional payroll deduction authorization to continue participation. However, a Participant may deliver a new payroll deduction authorization on a form prescribed by the Company if the Participant desires to change any of the elections contained in the Participant's then effective authorization.

        (e)   Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's payroll deduction authorization, which shall set forth the percentage of the Participant's Compensation to be deducted on each payday during the Option Period. Payroll deductions (i) shall be equal to at least one percent (1%), but not more than ten percent (10%), of the Participant's Compensation as of the Offering Date; (ii) must equal at least five dollars ($5.00) per pay period; and (iii) may be expressed either as (A) a whole number percentage or (B) a fixed dollar amount, subject to the provisions of Sections 5.2 and 5.3 below. Amounts deducted from a Participant's Compensation pursuant to this Section 3.2 shall be credited to the Participant's Plan Account.

        (f)    Payroll deductions shall commence on the first payday following the Offering Date and shall continue, unless sooner altered or terminated as provided herein, to (i) the last payday immediately prior to the end of the Offering Period or (ii) if the last payday coincides with the last day of the Offering Period, on the last day of the Offering Period.

        (g)   During an Option Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company's designated office an amended payroll deduction authorization. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Option Period unless such Participant withdraws from the Plan as provided in Section 7.1.

        (h)   The Company, in its sole discretion, may suspend a Participant's payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Common Stock permitted during a calendar year under the limit set forth in Section 5.3. Payroll deductions shall be resumed at the rate specified in the Participant's then effective payroll deduction authorization at the beginning of the next Option Period, the Exercise Date of which falls in the following calendar year.

        (i)    Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such Participant's Plan Account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

3.3    Leave of Absence

        During paid leaves of absence approved by the Company meeting the requirements of Regulation Section 1.421-7(h)(2) under the Code, a Participant may continue participation in the Plan. A participant on an unpaid leave of absence will cease automatically to participate in the Plan. In such event, the Company will automatically cease deductions from such Participant's payroll under the Plan. The Company shall refund the entire amount, if any, in such Participant's Plan Account within twenty-one (21) days of his or her cessation of participation.

ARTICLE IV.

OFFERINGS

4.1    Offering Periods

        Except as otherwise set forth below, the Plan shall be implemented by sequential offering periods (an "Offering Period"). The first Offering Period shall commence on the Effective Date and end on June 30, 2006. Subsequent Offering Periods shall commence on July 1 and end on the second June 30 following the commencement of the Offering Period. If an Eligible Employee elects not to participate on the first Offering Date or if a Participant voluntarily withdraws pursuant to Section 7.1 and later elects to re-commence participation in the Plan, the Offering Period for such individual shall commence on the Offering Date on which such individual elects or re-elects to participate and end on the earlier of June 30, 2006 or the date a Participant voluntarily withdraws from participation in the Plan. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Offering Periods; provided however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or the last day of an Offering Period is not a day on which the national or regional securities exchange or market system constituting the primary market for the stock is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

4.2    Option Periods

        Each Offering Period shall consist of four (4) consecutive Option Periods, and the last day of each Option Period shall be an Exercise Date. Notwithstanding the foregoing, the Board may establish a different duration for the Option Periods. If the last day of an Option Period is not a day on which the national or regional securities exchange or market system constituting the primary market for the stock is open for trading, the Company shall specify the trading day that will be deemed the last day, as the case may be, of the Option Period.

ARTICLE V.

PURCHASE OF SHARES

5.1    Option Price

        The Option Price per share of the Common Stock sold to Participants hereunder shall be eighty-five (85%) of the Fair Market Value of such share on either the first Offering Date during the Offering Period or the Exercise Date, whichever is lower, but in no event shall the Option Price per share be less than the par value per share ($0.001) of the Common Stock.

5.2    Purchase of Shares

        (a)   Subject to Section 5.3 below, on each Exercise Date on which he or she is employed, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her option to purchase at the Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant's Plan Account, but not to exceed 2,500 shares of Common Stock (subject to any adjustment pursuant to Section 6.2). The balance, if any, remaining in the Participant's Plan Account (after exercise of his or her option) as of an Exercise Date shall be carried forward to the next Option Period in an Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 7.1 below. The Board, at its sole discretion, may increase or decrease the maximum number of shares of Common Stock that may be purchased during an Option Period.

        (b)   As soon as practicable following each Exercise Date, the number of shares purchased by such Participant pursuant to subsection (a) above will be delivered, in the Company's sole discretion, to either (i) the Participant or (ii) an account established in the Participant's name at a stock brokerage or other financial services firm designated by the Company. In the event the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.

5.3    Limitations on Purchase

        No Employee shall be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan or any other employee stock purchase plan of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 (as measured by the Fair Market Value of such Common Stock at the time the option is granted) for each calendar year such option is outstanding. For purposes of this Section 5.3, the right to purchase Common Stock under an option accrues when the option (or any portion thereof) becomes exercisable, and the right to purchase Common Stock which has accrued under one option under the Plan may not be carried over to any other option. In addition, no Participant shall be permitted to purchase during each Offering Period more than 10,000 shares of Common Stock (subject to any adjustment pursuant to Section 6.2).

5.4    Transferability of Rights

        An option granted under the Plan shall not be transferable and is exercisable only by the Participant. No option or interest or right to the option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.

5.5    Pro Rata Allocation of Shares

        In the event that the number of shares of stock which might be purchased by all Participants in the Plan on an Exercise Date exceeds the number of shares of Common Stock available in the Plan as provided in Section 6.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

5.6    Return of Cash Balance

        Any cash balance remaining in a Participant's Plan Account following the close of an Offering Period shall be refunded to the Participant as soon as practicable after such Offering Period. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Common Stock on the final Exercise Date of an Offering Period, the Company may retain such amount in the Participant's Plan Account to be applied toward the purchase of shares of Common Stock in the subsequent Offering Period.

ARTICLE VI.

PROVISIONS RELATING TO COMMON STOCK

6.1    Common Stock Reserved

        Subject to adjustment as provided in Section 6.2, the maximum number of shares of Common Stock that shall be made available for sale under this Plan shall be 800,000, plus an annual increase on the first day of each of the Company's fiscal years beginning in 2005 and ending in 2010, equal to the lesser of (a) 800,000 shares, or (b) such lesser number of shares as is determined by the Board. Shares of Common Stock made available for sale under this Plan may be authorized but unissued or reacquired shares reserved for issuance under this Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan.

6.2    Adjustment for Changes in Common Stock

        In the event that adjustments are made in the number of outstanding shares of Common Stock or the shares are exchanged for a different class of stock of the Company by reason of stock dividend, stock split or other subdivision, the Committee may make appropriate adjustments in (a) the number and class of shares or other securities that may be reserved for purchase hereunder and (b) the Option Price of outstanding options.

6.3    Merger, Acquisition or Liquidation

        In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company, the date of exercise with respect to outstanding options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such options in a manner complying with Section 424(a) of the Code.

6.4    Insufficient Shares

        If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 6.1 above, (a) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, and (b) the Plan shall automatically terminate immediately after such Exercise Date.

6.5    Rights as Stockholders

        With respect to shares of Common Stock subject to an option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder when, but not until, a certificate has been issued to him or her following exercise of his or her option.

ARTICLE VII.

TERMINATION OF PARTICIPATION

7.1    Cessation of Contributions; Voluntary Withdrawal

        (a)   A Participant may cease payroll deductions during an Option Period by delivering written notice of such cessation to the Company. Upon any such cessation, the Participant may elect either to withdraw from the Plan pursuant to subsection (b) below or to have amounts credited to his or her Plan Account held in the Plan for the purchase of Common Stock pursuant to Section 5.2. A Participant who ceases contributions to the Plan during any Option Period shall not be permitted to resume contributions to the Plan during that Option Period.

        (b)   A Participant may withdraw from the Plan at any time by written notice to the Secretary of the Company prior to the close of business on an Exercise Date or such earlier date as may be established by the Committee in its sole discretion. Within twenty-one (21) days after the notice of withdrawal is delivered, the Company shall refund the entire amount, if any, in a Participant's Plan Account to him or her, at which time, the Participant's payroll deduction authorization, his or her interest in the Plan and his or her option under the Plan shall terminate. Any Eligible Employee who withdraws from the Plan may again become a Participant in any Future Option Period in accordance with Section 3.2 above.

7.2    Termination of Eligibility

        (a)   If a Participant ceases to be eligible under Section 3.1 above for any reason, the amount in such Participant's Plan Account will be refunded to the Participant or his or her designated beneficiary or estate within twenty-one (21) days of his or her termination of employment or other cessation of eligibility.

        (b)   Upon payment by the Company to the Participant or his or her beneficiary or estate of the remaining balance, if any, in Participant's Plan Account, the Participant's interest in the Plan and the Participant's option under the Plan shall terminate.

ARTICLE VIII.

GENERAL PROVISIONS

8.1    Condition of Employment

        Neither the creation of the Plan nor an Employee's participation therein shall be deemed to create a contract of employment, any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee at any time with or without cause.

8.2    Amendment of the Plan

        (a)   The Committee may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company's stockholders given within twelve (12) months before or after action by the Committee, the Plan may not be amended to increase the maximum number of shares subject to the Plan or change the designation or class of Eligible Employees.

        (b)   Upon termination of the Plan, the balance in each Participant's Plan Account shall be refunded within twenty-one (21) days of such termination.

        (c)   Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Committee shall be entitled to change the Offering Periods and Option Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period or Option Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

        (d)   In the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

            (i)  altering the Option Price for any Offering Period or Option Period including an Offering Period or Option Period underway at the time of the change in Option Price;

           (ii)  shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Committee action; and

          (iii)  allocating shares.

        Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

8.3    Use of Funds; No Interest Paid

        All funds received by the Company by reason of purchase of Common Stock under this Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited under the Plan.

8.4    Term; Approval by Stockholders

        The Plan shall terminate on the tenth (10th) anniversary of the date of its initial approval by the stockholders of the Company, unless earlier terminated by action of the Board for any reason including, but not limited to, a change in the accounting methods that would adversely affect the Company. No option may be granted during any period of suspension of the Plan nor after termination of the Plan. The Plan will be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of said 12-month period, all options previously granted under the Plan shall thereupon be canceled and become null and void.

8.5    Effect Upon Other Plans

        The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

8.6    Conformity to Securities Laws

        Notwithstanding any other provision of this Plan, this Plan and the participation in this Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

8.7    Notice of Disposition of Shares

        The Company may require any Participant to give the Company prompt notice of any disposition of shares of Common Stock, acquired pursuant to the Plan, within two years after the applicable Offering Date or within one year after the applicable Exercise Date with respect to such shares. The Company may direct that the certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

8.8    Tax Withholding

        The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

8.9    Governing Law

        The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of California.

8.10    Equal Rights and Privileges

        All Eligible Employees of the Company (or of any Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company, the Board or the Committee, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

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  Exhibit 10.58
JAZZ SEMICONDUCTOR, INC. EMPLOYEE STOCK PURCHASE PLAN